IMAGE ENTERTAINMENT REPORTS FISCAL 2007 FINANCIAL RESULTS

Net Revenues for Fourth Quarter were $30.2 million
Net Revenues for the Fiscal Year were $99.8 million

CHATSWORTH, Calif. – June 27, 2007 — Image Entertainment, Inc. (Nasdaq: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its fourth quarter and fiscal year ended March 31, 2007.

Fiscal Fourth Quarter Ended March 31, 2007 Financial Summary

•	Net revenues decreased 0.7% to $30.2 million, compared to $30.4 million for the fourth quarter of fiscal 2006.

•	Gross margins decreased to 16.3%, compared to 20.9% for the fourth quarter of fiscal 2006.

o	Gross margins were negatively impacted 7.2% as a result of a $2.2 million, or $.10 per diluted share, impairment charge to cost of sales associated with the bankruptcy filing of a content supplier of the Company.

•	Selling expenses were 8.1% of net revenues, down from 8.9% of net revenues for the fourth quarter of fiscal 2006, as a result of lower advertising costs and the positive impact of management’s November 2006 cost reduction plan.

•	General and administrative expenses increased to $4,734,000, compared to $3,678,000 for the fourth quarter of fiscal 2006, primarily due to:

o	$1.2 million, or $.06 per diluted share, in expenses and fees associated with negotiating the sale of the Company.

•	Interest expense increased to $746,000, compared to $246,000 for the fourth quarter of fiscal 2006.

o	Non-cash interest expense totaled $431,000, or $.02 per diluted share, associated with the amortization of debt discounts and deferred financing costs.

•	Net loss was ($3,050,000), or ($0.14) per diluted share, compared to a net loss of ($283,000), or ($0.01) per diluted share, for the fourth quarter of fiscal 2006.

Fiscal 2007 Financial Summary

•	Net revenues decreased 10.9% to $99.8 million, compared to $111.9 million for fiscal 2006.

•	Gross profit margins decreased 7% to 17.8%, compared to 24.8% for fiscal 2006.

o	Gross margins were negatively impacted 2.2% as a result of a $2.2 million impairment charge to cost of sales associated with the bankruptcy filing of a content supplier of the Company.

•	Selling expenses increased to 10.5% of net revenues, up from 9.6% of net revenues for fiscal 2006, and were negatively impacted by severance costs associated with management's November 2006 plan to reduce operating costs.

•	General and administrative expenses increased to $17.4 million, compared to $16.5 million in fiscal 2006 primarily due to:

o	$1.4 million, or $.06 per diluted share, in expenses and fees associated with negotiating the sale of the Company.

o	$634,000, or $.03 per diluted share, in expenses and fees associated with the process of Image’s special committee of its board of directors and the Lions Gate proxy contest.

o	$263,000, or $.01 per diluted share, in severance costs and UK office closure costs in connection with management’s plan to reduce operating costs.

•	Interest expense increased to $2.4 million from $707,000, for fiscal 2006.

o	Non-cash interest expense totaled $1.3 million, or $.06 per diluted share.

•	Net loss was ($12,611,000), or ($.59) per diluted share, compared to a net loss of ($207,000), or ($0.01) per diluted share, for fiscal 2006.

•	On March 29, 2007, we entered into a merger agreement with BTP, which was subsequently amended on June 27, 2007. The merger remains subject to shareholder approval.

•	We entered into a three-year Loan and Security Agreement dated as of May 4, 2007, with Wachovia Capital Finance Corporation (Western). The agreement provides us with an up to $15 million revolving line of credit based upon eligible receivables.

        Martin W. Greenwald, president and chief executive officer of Image Entertainment, commented, “Although our sales for this quarter were comparable to sales in the same period last year, we had non-recurring expenses that resulted in a loss for the quarter. This quarter’s loss is primarily because of the write-off of distribution and music publishing advances paid to and on behalf of one of our content providers, Source Entertainment, the future value of which became impaired in light of their recent bankruptcy filing. In addition, we continue to accrue significant legal and other expenses in connection with the merger agreement with BTP. Those expenses pushed our quarter’s results from black to red.”

        Mr. Greenwald continued, “For the year, we are obviously disappointed by the contraction of our revenues and the sizeable loss that we posted. The retail environment for DVD appears to have plateaued as DVD player penetration approaches the saturation point. In addition, one of our significant customers Tower Records filed for bankruptcy in our fiscal 2007, which compounded a problem that we had also experienced in fiscal 2006 with the bankruptcy filing of another significant customer Musicland. Additionally, the uncertainty surrounding our company as a result of the Lions Gate proxy contest and our special committee’s strategic process, which culminated in the execution of the merger agreement with BTP, created not only expense ramifications but also difficulties for us at retail.”

         Mr. Greenwald concluded, “Nevertheless, we remain optimistic about the future due in part to our cost cutting initiatives instituted in November, expected future cost reductions from our recent agreement with Sonopress to warehouse our product and fulfill our orders and, once the merger is complete, our potential prospects with a group of BTP-affiliated companies. We are continuing to move the merger process forward, and are hopeful about completing the merger by the end of September.”

Fiscal Year 2008 Guidance

The following statements are based on the Company’s current expectations. These statements are forward-looking, and actual results may differ materially.

Annual Guidance
At this time, the Company expects that revenues for fiscal 2008 will be in the range of $100 million to $110 million. The Company has not provided specific earnings guidance but anticipates that it will be profitable for fiscal 2008.

First Quarter of Fiscal 2008 Ending June 30, 2007 Guidance
The Company expects that net revenues for the first quarter ended June 30, 2007 will be in the range of $19 million to $21 million, resulting in a net loss for the quarter.

Corporate Conference Call

Image Entertainment’s management will host a conference call today, June 27, at 4:30 p.m. ET to review the fiscal 2007 fourth quarter and year ended financial results. Image executive management will be on-line to discuss these results and to also take part in a Q & A session. The call can be accessed by dialing 800-458-9009 and requesting to join the conference call by stating the confirmation code 2948632, or by webcast at www.image-entertainment.com or www.earnings.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial (719) 457-2623.

A replay of the conference call will be available beginning two hours after the call and for the following week by dialing 888-203-1112 and entering the following pass code: 2948632. International participants please dial (719) 457-0820 using the same pass code.

About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and approximately 250 exclusive CD titles in domestic release and approximately 450 programs internationally via sublicense agreements.  For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 250 audio programs containing more than 4,000 tracks.  The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy and the proposed merger transaction described in this press release. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed transaction on the amended terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.

Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Legal Information

In connection with the proposed transaction, Image Entertainment, Inc. will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.

Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Image Contact:
Jeff Framer
818.407.9100 ext. 299
jframer@image-entertainment.com

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IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS
(unaudited)

March 31, 2007 and 2006

ASSETS

(In thousands)	2007	2006
Current assets:
Cash and cash equivalents	$2,341	$1,079

Accounts receivable, net of allowances of
$8,956 - March 31, 2007
$9,172 - March 31, 2006	19,360	17,162

Inventories	16,742	17,498

Royalty and distribution fee advances	13,118	13,366

Prepaid expenses and other assets	1,302	948

Total current assets	52,863	50,053

Noncurrent inventories, principally production costs	2,808	2,805

Noncurrent royalty and distribution advances	23,397	23,558

Property, equipment and improvements, net	4,692	4,999

Goodwill	5,715	5,715

Other assets	1,221	545

	$90,696	$87,675

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS
(unaudited)

March 31, 2007 and 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

(In thousands, except share data)	2007	2006
Current liabilities:
Accounts payable	$7,431	$5,302

Accrued liabilities	6,039	4,234

Accrued royalties and distribution fees	9,881	13,355

Accrued music publishing fees	5,945	5,890

Deferred revenue	5,039	5,751

Revolving credit facility	--	11,500

Current portion of long-term debt, less discount	1,612	--

Total current liabilities	35,947	46,032

Long-term debt, less current portion, less debt discount	21,948	--

Other long-term liabilities, less current portion	3,221	--

Total liabilities	61,116	46,032

Stockholders' equity:

Preferred stock, $.0001 par value, 25 million shares
authorized; none issued and outstanding	--	--

Common stock, $.0001 par value, 100 million shares
authorized; 21,577,000 and 21,296,000 issued and
outstanding at March 31, 2007 and March 31, 2006,
respectively	47,865	47,518

Additional paid-in capital	3,984	3,790

Accumulated other comprehensive income (loss)	3	(4)

Accumulated deficit	(22,272)	(9,661)

Net stockholders' equity	29,580	41,643

	$90,696	$87,675

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three Months Ended March 31, 2007 and 2006

(In thousands, except per share data)	2007		2006
NET REVENUES	$30,202	100.0%	$30,408	100.0%

OPERATING COSTS AND EXPENSES:
Cost of sales	25,276	83.7	24,060	79.1
Selling expenses	2,453	8.1	2,692	8.9
General and administrative expenses	4,734	15.7	3,678	12.1

	32,463	107.5	30,430	100.1

LOSS FROM OPERATIONS	(2,261)	(7.5)	(22)	(0.1)
OTHER EXPENSES:
Interest expense, net	746	2.5	246	0.8
Other expense	--	--	4	0.0

	746	2.5	250	0.8

LOSS BEFORE INCOME TAXES	(3,007)	(10.0)	(272)	(0.9)
INCOME TAX EXPENSE	43	0.1	11	0.0

NET LOSS	$(3,050)	(10.1)%	$(283)	(0.9)%

NET LOSS PER SHARE:
Net loss – basic and diluted	$(.14)		$(.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	21,577		21,296

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Years Ended March 31, 2007 and 2006

(In thousands, except per share data)	2007		2006
NET REVENUES	$99,751	100.0%	$111,902	100.0%

OPERATING COSTS AND EXPENSES:
Cost of sales	82,022	82.2	84,168	75.2
Selling expenses	10,456	10.5	10,750	9.6
General and administrative expenses	17,407	17.5	16,460	14.7

	109,885	110.2	111,378	99.5

EARNINGS (LOSS) FROM OPERATIONS	(10,134)	(10.2)	524	0.5

OTHER EXPENSES (INCOME):
Interest expense, net	2,434	2.4	707	0.6
Other income	--	--	(3)	(0.0)

	2,434	2.4	704	0.6

LOSS BEFORE INCOME TAXES	(12,568)	(12.6)	(180)	(0.2)

INCOME TAX EXPENSE	43	0.0	27	0.0

NET LOSS	$(12,611)	(12.6)%	$(207)	(0.2)%

NET LOSS PER SHARE:
Net loss - basic and diluted	$(.59)		$(.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	21,482		21,273